UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CHINACAST EDUCATION CORPORATION

(Name of Registrant as Specified in its Charter)

NED SHERWOOD

ZS EDU L.P.

ZS EDU GP LLC

ROBERT HORNE

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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On December 9, 2011, Ned Sherwood, ZS EDU L.P., ZS EDU GP LLC and Robert Horne (collectively, the “Reporting Persons”) filed with the Securities and Exchange Commission (the “SEC”) Amendment No. 3 to their Schedule 13D (“Amendment No. 3”) with respect to ChinaCast Education Corporation (the “Issuer”). Amendment No. 3 discloses that Ned Sherwood has sent a letter to the Board of Directors of the Issuer regarding his intention to solicit proxies in favor of the election of a slate of directors to be nominated by the Reporting Persons. Amendment No. 3 is filed as Exhibit 1 hereto and is incorporated herein by reference.

Important Information

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY NED SHERWOOD, ZS EDU L.P., ZS EDU GP LLC AND ROBERT HORNE FROM THE STOCKHOLDERS OF CHINACAST EDUCATION CORPORATION (THE “ISSUER”) FOR USE AT THE ISSUER’S ANNUAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S (THE “SEC”) WEBSITE AT HTTP://WWW.SEC.GOV.

NED SHERWOOD, ZS EDU L.P., ZS EDU GP LLC AND ROBERT HORNE WILL BE DEEMED PARTICIPANTS IN THE PROXY SOLICITATION. THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 HERETO.

Exhibits:

Exhibit 1:	Amendment No. 3 to Schedule 13D of Ned Sherwood filed with the SEC on December 9, 2011

Exhibit 2:	Information regarding the Participants